                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      ALLIANCE BANCORP OF NEW ENGLAND, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State of Other Jurisdiction of Incorporation or Organization)

                                   06-1495617
                      I.R.S. Employer Identification Number

                              348 Hartford Turnpike
                                Vernon, CT 06066
                                 (860) 875-2500
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                      ALLIANCE BANCORP OF NEW ENGLAND, INC.
                1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                -------------------------------------------------
                              (Full Title of Plan)

                                Cynthia S. Harris
                                    Secretary
                      Alliance Bancorp of New England, Inc.
                              348 Hartford Turnpike
                                Vernon, CT 06066
                                 (860) 875-2500
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                 with a copy to:

                            Raymond J. Gustini, Esq.
                               Nixon Peabody, LLP
                               1255 23rd St., N.W.
                             Washington, D.C. 20037
                                 (202) 973-7700

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed                  Proposed
     Title of                                             Maximum                   Maximum
   Securities                  Amount                    Offering                  Aggregate          Amount of
To Be Registered           To Be Registered          Price per Share(1)          Offering Price    Registration Fee
Common stock,
  par value $.01
  per share                     161,000                   $8.8125                 $1,418,813           $419

(1) Estimated pursuant to Rules 457(c) and (h) based on the closing price of the common stock on October 21, 1999, as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement as reference:

         A. Annual Report on Form 10-K of Alliance Bancorp of New England, Inc. ("Alliance") for the fiscal year ended December 31, 1998 previously filed on March 29, 1999.

         B. Quarterly reports on Form 10-Q of Alliance for the fiscal quarter ended March 31, 1999, filed on May 14, 1999, and for the fiscal quarter ended June 30, 1999, filed on August 16, 1999.

         C. The description of Alliance common stock which is contained in the Registration Statement on Form 8-A filed with the Commission on September 23, 1997, under Section 12 of the Securities Exchange Act of 1934.

         Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a) (8) of Regulation S-K.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities registered hereby is being passed upon for Alliance by Nixon Peabody, LLP, Washington, D.C.

Item 6.  Indemnification of Directors and Officers.

         Alliance's Certificate of Incorporation or bylaws provide that it will indemnify its directors and officers and may indemnify its employees and agents to the full extent authorized by Delaware law in connection with certain matters in which they may be involved because of their positions with Alliance, including criminal, civil, administrative or investigative proceedings. Delaware law permits indemnification for expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement in third-party actions involving such persons, provided there is a determination by a majority vote of the disinterested directors, by independent legal counsel, by the shareholders or by a court that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Alliance and, in the case of any criminal action, had no reason to believe his conduct was unlawful.

         In the case of derivative actions on behalf of Alliance, Delaware law generally permits indemnification for expenses (including attorneys' fees) in defending oneself, assuming a determination as to the conduct of the person seeking to be indemnified similar to that required for third-party actions.

         Delaware law provides for advances of legal expenses as they are incurred to persons seeking to be indemnified, provided that the person receiving the advances undertakes to repay such amounts if it is subsequently determined that he or she is not entitled to indemnification.

         The obligation of Alliance to provide indemnification as described above will continue, even if the Certificate of Incorporation or bylaws are subsequently amended to restrict or eliminate the right to indemnification, with respect to any state of facts existing at or before the time of such amendment and any proceeding, whenever brought, based in whole or in part upon any such state of facts. Alliance is presently unaware of any actual or threatened actions or proceedings that might result in a claim for indemnification under Alliance's bylaws.

         Alliance has included in its Certificate of Incorporation a provision which eliminates the personal liability of Directors and officers acting in the capacity of Directors or performing duties as a Director, for monetary damages to Alliance and its shareholders for breach of their fiduciary duty except for liability for: (i) willful or negligent violations of certain provisions of the Delaware General Corporation Law with respect to the unlawful payment of dividends or unlawful stock purchases or redemptions; (ii) a breach of a Director's duty of loyalty to Alliance or its shareholders; (iii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or (iv) a transaction from which the Director derived improper personal benefit. This provision relieves Alliance's directors of liability to Alliance and to shareholders for negligence in the performance of their duties, including gross negligence, subject to the limitations specified below. It thus could eliminate liability of Directors, and officers acting as Directors, even for grossly negligent business decisions in certain circumstances. It does not eliminate or limit liability of Directors arising in connection with causes of action brought under the federal securities laws or to parties other than Alliance or its shareholders. The provision has no effect on the availability of equitable remedies, such an injunction or rescission, based upon a Director's breach of his fiduciary duty to Alliance and to shareholders. At present, there are no pending or contemplated actions or proceedings against any Directors of Alliance, and Alliance knows of no threatened litigation against its Directors that would be affected by the foregoing provisions of law.

         The effect of these provisions would be to permit indemnification by Alliance for liabilities arising out of the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit Number                   Description

             4.1 Certificate of Incorporation of Alliance Bancorp of New England, Inc. (incorporated herein by reference to Exhibit 99.1 to Alliance's Registration Statement on Form 8-A filed with the Commission on September 23, 1997)

             4.2            Bylaws  of Alliance Bancorp of New England, Inc.
                            (incorporated herein by reference to Exhibit 99.2 to Alliance's Registration Statement on Form 8-A filed with the Commission on September 23, 1997)

             4.3 Alliance Bancorp of New England, Inc. 1999 Stock Option Plan for Non-Employee Directors

             5 Opinion of Nixon Peabody, LLP as to the legality of securities registered hereby including consent of such counsel

             23.1           Consent of KPMG LLP

             23.2           Consent of Nixon Peabody, LLP (See Exhibit 5)

             24             Power of Attorney (reference made to signature Page)

Item 9.  Undertakings.

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vernon, Connecticut on this 28th day of October, 1999.

                                        ALLIANCE BANCORP OF
                                           NEW ENGLAND, INC.

                                   By:  /s/ Joseph H. Rossi
                                        ----------------------------------------
                                        Joseph H. Rossi
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW BY ALL THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Joseph H. Rossi and David H. Gonci, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      Signature                               Title                            Date
      ---------                               -----                            ----
/s/ Joseph H. Rossi                 President, Chief Executive          October 26, 1999
------------------------------      Officer and Director
Joseph H. Rossi                     (Principal Executive Officer)


/s/ David H. Gonci                  Senior Vice President and           October 26, 1999
------------------------------      Chief Financial Officer
David H. Gonci                      (Principal Accounting and
                                    Financial Officer)

/s/ Robert C. Boardman              Director                            October 26, 1999
------------------------------
Robert C. Boardman

/s/ Joseph P. Capossela             Director                            October 26, 1999
------------------------------
Joseph P. Capossela

/s/ William E. Dowty                Director                            October 26, 1999
------------------------------
William E. Dowty

/s/ D. Anthony Guglielmo            Director                            October 26, 1999
------------------------------
D. Anthony Guglielmo

/s/ Reginald U. Martin              Director                            October 26, 1999
------------------------------
Reginald U. Martin

Douglas J. Moser                    Director                            October 26, 1999
------------------------------

/s/ Patricia A. Noblet              Director                            October 26, 1999
------------------------------
Patricia A. Noblet

/s/ Kenneth R. Peterson             Director                            October 26, 1999
------------------------------
Kenneth R. Peterson

/s/ Mark L. Summers                 Director                            October 26, 1999
------------------------------
Mark L. Summers